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                                                                 Exhibit 5.1


                              September 23, 1994



State Street Boston Corporation
225 Franklin Street
Boston, Massachusetts 02110

      Re: Wendover Funding, Inc. Employees' Savings Plus and Profit Sharing Plan
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Ladies and Gentlemen:

        This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 100,000 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of State Street Boston Corporation (the "Company") which may be acquired by eligible employees of Wendover Funding, Inc. and certain of its affiliates under the provisions of the Wendover Funding, Inc. Employees' Savings Plus and Profit Sharing Plan (the "Plan") and of interests in the Plan.

        We have acted as counsel to the Company in connection with the registration of the Shares and interests in the Plan under the Act. We have examined the Articles of Organization and the By-laws of the Company; such records of the corporate proceedings of the Company as we deemed necessary; a Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); the Plan; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

        We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

        Based upon the foregoing, we are of the opinion that eligible employees who participate in the Plan as provided therein will have valid interests in the Plan in accordance with the terms of the Plan; and that upon the issuance and sale of authorized but unissued shares of Common Stock to the Trustee under the Plan for consideration in accordance with the terms of the Plan but not less than par value, such Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock and such Shares will, upon distribution thereof to eligible employees or their beneficiaries in accordance with the terms of the Plan, be validly issued, fully paid and non-assessable in the hands of such employees and beneficiaries.

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        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                   Very truly yours,


                                   GOODWIN, PROCTER & HOAR